UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 3, 2017

Motorcar Parts of America, Inc.
(Exact name of registrant as specified in its charter)

New York	001-33861	11-2153962
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2929 California Street, Torrance CA	90503
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (310) 212-7910

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.08.	Shareholder Director Nominations.

To the extent applicable, the information in Item 8.01 of this Current Report on Form 8-K is incorporated by reference into this Item 5.08.

Item 8.01.	Other Events.

The Board of Directors of Motorcar Parts of America, Inc. (the “Company”) has scheduled the Company’s next annual meeting of shareholders for December 18, 2017 (the “Annual Meeting”) and established the close of business on October 30, 2017 as the record date for determining the shareholders entitled to receive notice of and to vote at the Annual Meeting.

Since the date of the Annual Meeting has been changed by more than 30 calendar days from the anniversary date of the Company’s last annual meeting of shareholders, the Company is informing the shareholders of this change and the updated deadline for submitting any qualified shareholder proposal in accordance with the rules and regulations promulgated by the Securities and Exchange Commission and the Company’s Amended and Restated By-laws.

A notice by a shareholder of any qualified shareholder proposal must be received by the Company at its principal executive offices at 2929 California Street, Torrance, California 90503, and directed to the attention of the Secretary of the Company, by November 13, 2017 in order to be considered for inclusion in the Company’s proxy statement and form of proxy for the Annual Meeting.  Any such notice received after the close of business on November 13, 2017 will be considered untimely and not properly brought before the Annual Meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MOTORCAR PARTS OF AMERICA, INC.

Date: November 3, 2017	s/ Michael M. Umansky
Michael M. Umansky
Vice President and General Counsel